UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Huntsman Corporation
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FOR IMMEDIATE RELEASE	Media:	Investor Relations:
March 25, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Shareholders Elect All Huntsman Director Nominees at 2022 Annual Meeting

THE WOODLANDS, TX – Huntsman Corporation (NYSE: HUN) today announced, based on preliminary vote results provided by its proxy solicitor following the Company’s 2022 Annual Meeting of Stockholders, that Huntsman shareholders have voted to elect all 10 of its director nominees – Peter R. Huntsman, Dr. Mary C. Beckerle, Sonia Dulá, Cynthia L. Egan, Curtis E. Espeland, Daniele Ferrari, Jeanne McGovern, José Muñoz, David B. Sewell and Jan E. Tighe – to the Company’s Board of Directors.

Peter R. Huntsman, Chairman, President and CEO, commented as follows:

“We appreciate the dialogue that we’ve had with a significant number of our shareholders during this campaign – including almost all of our 100 largest shareholders – and want to thank all of our shareholders for the feedback they provided. Over the past few years, we transformed our product portfolio to focus on ‘value over volume’ and fully deleveraged our balance sheet, earning an investment grade rating. The outcome of today’s shareholder vote is validation of our portfolio strategy and recognition that the Huntsman of today is vastly different than the Huntsman of five years ago.

Mr. Huntsman further commented:

“Our fit for purpose and refreshed Board is committed to delivering on its core principles of shareholder alignment and accountability as we continue to execute on the strategy outlined at our November 2021 Investor Day. As Huntsman looks to the future, the Board and the management remain unwavering in our steadfast commitment to build on our record results this past year and to continue delivering lasting value for our shareholders. Looking momentarily to the past, we would like to thank our departing directors – Nolan Archibald, Anthony Burns, Sir Robert Margetts and Wayne Reaud – for their many contributions to the Company. As previously announced, each departed effective at the Annual Meeting.

In closing, Mr. Huntsman noted the Board’s intent to continue building on the high level of shareholder engagement prompted in part by Starboard’s campaign. With regard to Starboard more specifically, Mr. Huntsman stated:

“While we had our differences with Starboard on the key issue of Board composition, we appreciated the constructive dialogue we had with them on that topic as well as several other business matters since their initial investment and look forward to continued engagement with Starboard as a significant investor in Huntsman.”

The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Elections. Final results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission.

Advisors:

BofA Securities and Moelis & Company LLC are serving as financial advisors to Huntsman. Kirkland & Ellis LLP is serving as legal advisor to Huntsman.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2021 revenues of approximately $8 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “likely,” “projects,” “outlook,” “plans,” “intends,” “believes,” “forecasts,” “targets,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company’s operations, markets, products, prices and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company’s businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

This release contains financial measures that are not in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including adjusted EBITDA and free cash flow. For more information on the non-GAAP financial measures used by the Company and referenced in this press release, including definitions and reconciliations of non-GAAP measures to GAAP, please refer to the “Non-GAAP Reconciliation” hyperlink available in the “Financials” section of the Company’s website at www.huntsman.com/investors.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, (a) business acquisition and integration expenses, (b) merger costs, and (c) certain legal and other settlements and related costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Contacts:

Investors

Ivan Marcuse

VP, Investor Relations

Huntsman Corporation

(281) 719-4637

Or

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

(212) 750-5833

Media

Gary Chapman

Huntsman Corporation

(281) 719-4324

Or

Steve Frankel / Meaghan Repko / Amy Feng

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449